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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES AND EXCHANGE ACT


       Date of report (Date of earliest event reported): October 18, 2001
                                                         ----------------


                              PHOTONICS CORPORATION
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)


            California                     0-22514              77-0102343
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  (State or Other Jurisdiction           (Commission          (IRS Employer
        of Incorporation)                File Number)       Identification No.)

       47 South Palm Avenue, Suite 210, Sarasota, FL                     34236
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         (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (972) 745-3020
                                                           --------------




Item 2.  Acquisition or Disposition of Assets.

         On October 18, 2001, pursuant to an Agreement and Plan of Reorganization between the Company and The Sarasota Group, Inc. ("Seller"), the Company purchased all of the shares of the Seller.

         The purchase price of the assets was as follows:

(i) 14,000,000 shares of common stock, par value $.001 per share, and (ii) 1,000,000 shares of the Company's Class A Convertible Preferred shares.

Item 6.  Resignation of Registrant's Directors.

         The following Directors resigned as a result of the reorganization, without any disagreement with the Company on any matter relating to the Company's operations, policies or practices:

         T. James Vaughn
         G. Thomas Bailey
         Joseph F. Langston

The new Directors have been elected:

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         Mark Lindberg
         Mark Lancaster
         Michael Della Donna
         Gene Chew
         Dave Feinne

Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of businesses acquired.

                  (4) Financial Statements required by this item will be filed no later than 60 days after the date of this report.

         (c)      Exhibits

              99 Agreement and Plan of Reorganization by and between Photonics Corporation, Inc. and The Sarasota Group, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

November 1, 2001              PHOTONICS CORPORATION

                              By: /s/ Mark Lindberg
                                  -----------------------
                                  Mark Lindberg, Chairman, CEO, President and
                                  Director